As filed with the Securities and Exchange Commission on June 16, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTRUSION INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1911917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 East Arapaho Road

Richardson, Texas

75081

(Address of Principal Executive Offices and

Zip Code)

2005 Stock Incentive Plan
(Full title of the plan)

Michael L. Paxton

Vice President and Chief Financial Officer

Intrusion Inc.

1101 East Arapaho Road

Richardson, Texas 75081

(972) 234-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Quentin C. Faust

Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201

(214) 659-4589

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	2,250,000 shares	$0.79	$1,777,500	$126.74

(1)     Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes shares issuable upon any stock split, stock dividend or similar transaction effected without the registrant’s receipt of consideration with respect to the shares covered hereby are also being registered hereunder.

(2)     Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based on the average of the bid and asked prices of the common stock as reported on the Over-the-Counter Bulletin Board as of a specified date within five business days prior to the date of filing the registration statement.

EXPLANATORY NOTE; STATEMENT OF INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Intrusion Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 2,250,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees, directors, and officers of the Company in the form of awards of stock options or restricted stock pursuant to the 2005 Stock Incentive Plan (as such plan has been amended as described in the next sentence, the “Plan”).  Such additional shares were authorized pursuant to amendments of the Plan approved by the Board of Directors of the Company on several occasions between January 25, 2007 and February 4, 2010, and by shareholders of the Company at various times between May 30, 2007 and May 20, 2010.  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement (as defined below) is effective and is submitted in accordance with General Instruction E, Registration of Additional Securities, of Form S-8.  In accordance with General Instruction E, the contents of the Company’s registration statement on Form S-8, No. 333-125816 (the “Prior Registration Statement”), previously filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2005, in respect of the Plan are hereby incorporated in this Registration Statement by reference and made a part hereof, except to the extent otherwise updated or modified by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 of the Securities Act and the Note in the Instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

We hereby incorporate by reference in this registration statement the following documents previously filed with the Commission:

(a)          our Annual Report for the fiscal year ended December 31, 2009, filed with the Commission on Form 10-K on March 29, 2010;

(b)         Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders, filed with the SEC on April 5, 2010;

(c)          our Quarterly Report for the period ended March 31, 2010, filed with the Commission on May 13, 2010;

(d)   Current Report on Form 8-K reporting the voting results of the Shareholders’ 2009 Annual meeting and filing the Restated Certificate of Incorporation, filed with the SEC on June 15, 2010; and

(e)          the description of our common stock, par value $.01 per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 21, 1992 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the registration statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection with, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Not Applicable.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit	Description
5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Whitley Penn LLP
23.2	Consent of KBA Group LLP
24.1	Power of Attorney (included in the signature page to this registration statement)
99.1	The 2005 Stock Incentive Plan of Intrusion Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, dated June 15, 2005, for the event dated June 14, 2005)

Item 9.    Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 16th day of June, 2010.

Intrusion Inc.

By:	/s/ Michael L. Paxton
Michael L. Paxton
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints G. Ward Paxton and Michael L. Paxton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of Intrusion Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Ward Paxton	President, Chief Executive Officer, and Chairman of the Board of Directors	June 14, 2010
G. Ward Paxton

/s/ Michael L. Paxton	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	June 14, 2010
Michael L. Paxton

/s/ T. Joe Head	Vice Chairman, Vice President, and Director	June 14, 2010
T. Joe Head

/s/ J. Fred Bucy Jr.	Director	June 14, 2010
J. Fred Bucy, Jr.

/s/ James F. Gero	Director	June 14, 2010
James F. Gero

/s/ Donald M. Johnston	Director	June 14, 2010
Donald M. Johnston

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Whitley Penn LLP
23.2	Consent of KBA Group LLP
24.1	Power of Attorney (included in the signature page to this registration statement)
99.1	The 2005 Stock Incentive Plan of Intrusion Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, dated June 15, 2005, for the event dated June 14, 2005)